[MORRISON & FOERSTER LLP LETTERHEAD]

                                September 3, 1998




Nations Fund, Inc.
111 Center Street
Little Rock, AR  72201

      Re: Shares of Common Stock in the Funds of Nations Fund, Inc.

Ladies and Gentlemen:

      We refer to Post-Effective Amendment No. 38 and Amendment No. 39 to the Registration Statement on Form N-1A (SEC File Nos. 33-4038; 811-4614) (the "Registration Statement") of Nations Fund, Inc. (the "Company") relating to the registration of an indefinite number of Shares of Common Stock in the Company (collectively, the "Shares").

      We have been requested by the Company to furnish this opinion as Exhibit 10 to the Registration Statement.

      We have examined such records, documents, instruments, and certificates of public officials and of the Company, made such inquiries of the Company, and examined such questions of law as we have deemed necessary for the purpose of rendering the opinion set forth herein. We have also verified with the Company's transfer agent the maximum number of shares issued by the Company during the fiscal period ended March 31, 1998. We have assumed the genuineness of all signatures and the authenticity of all items submitted to us as originals and the conformity with originals of all items submitted to us as copies.

      Based upon and subject to the foregoing, we are of the opinion that:

      The issuance and sale of the Shares by the Company have been duly and validly authorized by all appropriate action, and assuming delivery by sale or in accord with the Funds' dividend reinvestment plan in accordance with the description set forth in the Registration Statement, as amended, the Shares will be validly issued, fully paid and nonassessable.

Nations Fund, Inc.
September 3, 1998
Page Two


      We consent to the inclusion of this opinion as an exhibit to the Registration Statement.

      In addition, we hereby consent to the use of our name and to the reference to our firm under the caption "Counsel" in the Statement of Additional Information, and the description of advice rendered by our firm under the heading "How The Funds Are Managed" in the Prospectuses, which are included as part of the Registration Statement.

                                    Very truly yours,

                                    /S/ MORRISON & FOERSTER LLP
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                                         MORRISON & FOERSTER LLP